Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Third Quarter 2018 Financial Results

Company Achieves Non-GAAP Profitability During the Quarter

ALISO VIEJO, CA, October 24, 2018 – Smith Micro Software, Inc. (NASDAQ: SMSI), today reported financial results for its third quarter ended September 30, 2018.

“I am overall pleased with the quarter that came in line with our expectations,” said William W. Smith Jr., President and CEO of Smith Micro Software. “Revenues increased over the prior year, and we again achieved operating profitability during the quarter.”

“During the first nine months of this fiscal year, we have made tremendous strides throughout the organization, particularly with the product enhancements that we plan to launch in the fourth quarter. We remain focused on optimizing performance and driving revenue on our core product platforms, SafePath® and CommSuite®, so that we can finish the year strong and maximize 2019 opportunities.”

Fiscal Third Quarter 2018 Financial Results:

Smith Micro Software reported revenue of $6.5 million for the third quarter ended September 30, 2018, compared to $5.8 million reported in the third quarter ended September 30, 2017.

Third quarter 2018 gross profit was $5.5 million, compared to $4.6 million reported in the third quarter of 2017.

Gross profit as a percentage of revenue was 85 percent for the third quarter of 2018, compared to 80 percent for the third quarter of 2017.

Smith Micro Software Third Quarter 2018 Financial Results	Page 2 of 7

Generally accepted accounting principles in the United States (“GAAP”) net loss available to common stockholders for the third quarter of 2018 was $1.0 million, or $0.04 loss per share, compared to a GAAP net loss available to common stockholders of $1.7 million, or $0.12 loss per share, for the third quarter of 2017.

Non-GAAP net income (which excludes non-cash stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, loss on debt extinguishment, preferred stock dividends, and a normalized tax expense) for the third quarter of 2018 was $0.2 million, or $0.01 per share, compared to a non-GAAP net loss of $0.6 million, or $0.04 loss per share, for the third quarter of 2017.

Fiscal September Year-to-Date 2018 Financial Results:

Smith Micro Software reported revenue of $18.9 million for the nine months ended September 30, 2018, compared to $17.2 million reported for the nine months ended September 30, 2017.

Gross profit for the nine months ended September 30, 2018 was $15.5 million, compared to $13.5 million reported for the same period in 2017.

Gross profit as a percentage of revenue was 82 percent for the nine months ended September 30, 2018, compared to 78 percent for the nine months ended September 30, 2017.

GAAP net loss available to common stockholders for the nine months ended September 30, 2018 was $5.9 million, or $0.28 loss per share, compared to a GAAP net loss available to common stockholders of $6.5 million, or $0.49 loss per share, for the same period in 2017.

Non-GAAP net loss (which excludes non-cash stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, loss on debt extinguishment, preferred stock dividends, and a normalized tax benefit) for the nine months ended September 30, 2018 was $1.0 million, or $0.05 loss per share, compared to a non-GAAP net loss of $2.8 million, or $0.21 loss per share, for the nine months ended September 30, 2017.

Total cash and cash equivalents at September 30, 2018 were $8.4 million.

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP

Smith Micro Software Third Quarter 2018 Financial Results	Page 3 of 7

reconciliation of gross profit, income (loss) before taxes, net income (loss) available to common stockholders, and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and therefore has excluded the following non-cash items from GAAP earnings calculations: stock-based compensation, amortization of intangible assets, debt issuance and discount costs, fair value adjustments, and preferred stock dividends. Additionally, since we are in a cumulative loss position, a non-GAAP income tax expense (benefit) was computed using a 24 percent and 38 percent tax rate for 2018 and 2017, respectively, using the Company’s normalized combined U.S. federal, state, and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income (loss) and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today, October 24, 2018 at 4:30 p.m. EDT, to discuss the Company’s third quarter 2018 financial results. To access the call, dial 1-877-270-2148; international participants can call 1-412-902-6510. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and Cable MSOs around the world.  From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging, and 2D/3D graphics applications. For more information, visit www.smithmicro.com.

Smith Micro Software Third Quarter 2018 Financial Results	Page 4 of 7

Forward-Looking Statements:

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements regarding future events or results, including without limitation, statements relating to our financial prospects and other projections of our performance and our future business plans, and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will,” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are our ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release and on the related teleconference call are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. Third-party trademarks mentioned are the property of their respective owners.

Smith Micro Software Third Quarter 2018 Financial Results	Page 5 of 7

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Note Issue/ Discount	Fair Value Adjustments	Loss on Debt Extinguishment	Preferred Stock Dividends	Taxes	Non- GAAP
Three Months Ended 9/30/18:
Gross profit	$5,546	$-	$-	$-	$-	$-	$-	$-	$5,546
Income (loss) before provision for income taxes	(976)	264	61	66	902	-	-	-	317
Net income (loss) available to common stockholders	(1,026)	264	61	66	902	-	43	(69)	241
Income (loss) per share: basic and diluted	(0.04)	0.01	0.00	0.00	0.04	-	0.00	(0.00)	0.01

Three Months Ended 9/30/17:
Gross profit	$4,645	$-	$-	$-	$-	$-	$-	$-	$4,645
Loss before provision for income taxes	(1,664)	167	65	133	-	405	-	-	(894)
Net loss available to common stockholders	(1,670)	167	65	133	-	405	-	346	(554)
Loss per share: basic and diluted	(0.12)	0.01	0.00	0.01	-	0.03	-	0.02	(0.04)

Nine Months Ended 9/30/18:
Gross profit	$15,529	$-	$-	$-	$-	$-	$-	$-	$15,529
Loss before provision for income taxes	(5,511)	674	189	197	3,126	-	-	-	(1,325)
Net loss available to common stockholders	(5,911)	674	189	197	3,126	-	370	348	(1,007)
Loss per share: basic and diluted	(0.28)	0.03	0.01	0.01	0.15	-	0.02	0.02	(0.05)

Nine Months Ended 9/30/17:
Gross profit	$13,515	$-	$-	$-	$-	$-	$-	$-	$13,515
Loss before provision for income taxes	(6,482)	1,001	195	394	-	405	-	-	(4,487)
Net loss available to common stockholders	(6,501)	1,001	195	394	-	405	-	1,724	(2,782)
Loss per share: basic and diluted	(0.49)	0.08	0.01	0.03	-	0.03	-	0.13	(0.21)

Note: Loss per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software Third Quarter 2018 Financial Results	Page 6 of 7

Smith Micro Software, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts) - unaudited

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Revenues	$6,525	$5,804	$18,933	$17,242
Cost of revenues	979	1,159	3,404	3,727
Gross profit	5,546	4,645	15,529	13,515

Operating expenses:
Selling and marketing	1,311	1,413	4,488	4,667
Research and development	2,049	2,100	6,499	6,771
General and administrative	2,048	2,220	6,299	6,648
Restructuring expense	83	(146)	135	568
Total operating expenses	5,491	5,587	17,421	18,654
Operating income (loss)	55	(942)	(1,892)	(5,139)
Non-operating expenses:
Interest expense, net	(128)	(315)	(445)	(928)
Change in fair value of warrant liability	(902)	-	(3,126)	-
Loss on debt extinguishment	-	(405)	-	(405)
Other expense, net	(1)	(2)	(48)	(10)
Loss before provision for income taxes	(976)	(1,664)	(5,511)	(6,482)
Provision for income tax expense	7	6	30	19
Net loss	(983)	(1,670)	(5,541)	(6,501)
Less preferred stock dividends	(43)	-	(370)	-
Net loss available to common stockholders	$(1,026)	$(1,670)	$(5,911)	$(6,501)

Loss per share:
Basic and diluted	$(0.04)	$(0.12)	$(0.28)	$(0.49)

Weighted average shares outstanding:
Basic and diluted	25,020	14,297	20,771	13,221

Smith Micro Software Third Quarter 2018 Financial Results	Page 7 of 7

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash & cash equivalents	$8,387	$2,205
Accounts receivable, net	6,328	5,145
Prepaid and other assets	745	576
Total current assets	15,460	7,926
Equipment & improvements, net	940	1,229
Deferred tax asset, net	404	404
Other assets	140	146
Intangible assets, net	297	487
Goodwill	3,685	3,685
TOTAL ASSETS	$20,926	$13,877

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,139	$1,333
Accrued payroll and benefits	1,843	1,994
Related-party notes payable	-	1,000
Other accrued liabilities	438	416
Deferred revenue	120	73
Total current liabilities	3,540	4,816

Related-party notes payable, net	1,200	1,200
Notes payable, net	1,755	1,558
Warrant liability	9,918	-
Deferred rent	784	970
Other long-term liabilities	591	766
Total non-current liabilities	14,248	4,494

Stockholders' Equity:
Preferred stock	-	-
Common stock	25	14
Additional paid in capital	241,970	237,486
Accumulated comprehensive deficit	(238,857)	(232,933)
Total stockholders' equity	3,138	4,567
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$20,926	$13,877